UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: April 12, 2010

Internet Capital Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 16, 2010, Internet Capital Group, Inc. (“ICG”) entered into an amendment (the “Amendment”) to the Rights Agreement, dated November 22, 2000, between ICG and ChaseMellon Shareholder Services, L.L.C. (as amended, the “Rights Agreement”) to implement the following:

(1) the addition of a qualified offer provision, which would, following the commencement of certain specified offers to acquire shares of ICG’s common stock (“Common Stock”) (any such offer, a “Qualifying Offer”), allow the holders of 10% of the outstanding shares of ICG Common Stock (excluding the person or group making the Qualifying Offer) to direct ICG’s Board of Directors (the “Board”) to call a special meeting of stockholders to consider a resolution authorizing the exclusion of that Qualifying Offer from the provisions of the Rights Agreement; and

(2) the periodic review of the Rights Agreement by a Three-Year Independent Evaluation Committee consisting of the independent members of the Nominating and Corporate Governance Committee of the Board (the “Independent Committee”).

Under the qualified offer provision contained in the Amendment, following the commencement of a Qualifying Offer, the holders of 10% of the outstanding shares of ICG Common Stock (excluding the person or group making the Qualifying Offer) have the right, during the period beginning on the 90th business day following the commencement of the Qualifying Offer and ending on the 120th business day following the commencement of the Qualifying Offer, to demand in writing that the Board call a special meeting of stockholders to consider a resolution authorizing the exclusion of that Qualifying Offer from the provisions of the Rights Agreement. The Qualifying Offer will be deemed exempt from the application of the Rights Agreement if either (1) the Board does not hold a special meeting within 90 business days of its receipt of a written demand described in the foregoing sentence or (2) a special meeting is held and the holders of a majority of the outstanding shares of ICG Common Stock and a majority of the shares of ICG Common Stock represented at the meeting at which a quorum is present vote in favor of such exemption, provided that no person or group holds or intends to hold 15% or more of the outstanding shares of ICG Common Stock (any such person or group, an “Acquiring Person”) and the relevant Qualifying Offer continues to be a Qualifying Offer.

The Amendment also creates the Independent Committee, which will review and evaluate the Rights Agreement at least once every three years (or sooner, if a person or group has become an Acquiring Person or the Independent Committee decides that a review/evaluation is appropriate) and, if it deems appropriate, recommend that the full Board amend the Rights Agreement or modify or redeem the rights set forth in the Rights Agreement. Thus, the Amendment enhances the Board’s ability to consider whether the Rights Agreement continues to be in best interests of the Company and its stockholders.

These amendments to the Rights Agreement reflect the Company’s continuing commitment to good corporate governance. The Rights Agreement is scheduled to expire according to its terms on November 22, 2010. The Company does not currently expect to renew the Rights Agreement or extend its term prior to its expiration in November.

The foregoing description is only a summary of certain terms and conditions of the Amendment and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 12, 2010, the Compensation Committee approved the Internet Capital Group, Inc. Compensation Clawback Policy (the “Clawback Policy”), under which the Board may, in its discretion, recoup (in whole or in part) any future performance-based bonus or other incentive-based compensation paid to any officer of the Company to the extent that the bonus or compensation is based upon financial results that were impacted by that officer’s fraud or intentional misconduct.

The foregoing description is only a summary of certain terms and conditions of the Clawback Policy and is qualified in its entirety by reference to the Clawback Policy, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

4.1	Amendment No. 1 to Rights Agreement, dated April 16, 2010, by and between Internet Capital Group, Inc. and ChaseMellon Shareholder Services, L.L.C.

10.1	Internet Capital Group, Inc. Compensation Clawback Policy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNET CAPITAL GROUP, INC.

Date: April 16, 2010	By:	/S/ SUZANNE L. NIEMEYER
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 1 to Rights Agreement, dated April 16, 2010, by and between Internet Capital Group, Inc. and ChaseMellon Shareholder Services, L.L.C.

10.1	Internet Capital Group, Inc. Compensation Clawback Policy